UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 23, 2025

INTERNATIONAL ISOTOPES INC.

(Exact name of registrant as specified in its charter)

Texas	0-22923	74-2763837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4137 Commerce Circle
Idaho Falls, ID 83401
(Address of Principal Executive Offices) (Zip Code)

208-524-5300
Registrant’s telephone number, including area code: (505) 438-2576

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2025, International Isotopes Inc. (“we,” “our,” “us,” or the “Company”) filed a Certificate of Amendment in the state of Texas for the sole purpose of amending our Certificate of Formation to change our corporate name from International Isotopes Inc. to Radnostix, Inc. (the “Name Change”). As was previously disclosed on a Schedule 14C Information Statement filed by the Company with the Securities and Exchange Commission on November 26, 2025, our board of directors approved the Name Change on October 21, 2025, and a majority of shareholders approved the Name Change by written consent on November 25, 2025.

The Name Change was implemented because our line of business has expanded from providing radiochemicals and non-medical radioisotopes and a focus on energy-sector related isotopes to providing a broader portfolio of radioisotope, theranostics, and related products, devices, and accessories, mainly focused on healthcare applications. We believe that Radnostix, Inc. better reflects our focus on radiosiotopes and theranostics going forward.

At this time, our common stock will continue to trade under the current ticket symbol “INIS” on the OTCQB marketplace. Shareholders are not required to take any action regarding their stock certificates as a result of the name change.

Item 8.01 Other Events.

On December 31, 2025, the Company issued a press release announcing the Name Change. A copy of the press release is attached here as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release regarding Name Change dated December 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2025	INTERNATIONAL ISOTOPES INC.

	By:	/s/ Shahe Bagerdjian
	Name:	Shahe Bagerdjian
	Title:	President and Chief Executive Officer